Exhibit 10.35a

                              AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER dated as of March 16, 1999 (this "AGREEMENT") by and among SONIC AUTOMOTIVE, INC., a Delaware corporation (the "BUYER"), WILLIAMS CADILLAC COMPANY, INC., an Alabama corporation (the "COMPANY"), and THOMAS P. WILLIAMS, SR., CHARLES CLARK WILLIAMS, THOMAS P. WILLIAMS, JR., and CATHERINE D. WARD (being collectively, the "SELLERS").

                                 W I T N E S S E T H:

        WHEREAS, the Sellers own in the aggregate 5,000 shares of common stock of the Company, par value $100 per share (the "SHARES"), which shares represent all of the issued and outstanding shares of capital stock of the Company and are owned of record and beneficially by the Sellers in the amounts set forth opposite their respective names on Exhibit A hereto; and

        WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of November 3, 1998, by and between the Buyer, the Company, and Thomas P. Williams, Sr., Charles Clark Williams, Thomas P. Williams, Jr. (the "ORIGINAL SELLERS"), and the other parties named therein (the "ORIGINAL ASSET PURCHASE AGREEMENT"), the Buyer agreed to purchase, and the Original Sellers agreed to sell, certain assets used in connection with the Original Sellers' four automobile dealership businesses, including the Cadillac dealership business of the Company (the "CADILLAC DEALERSHIP BUSINESS"); and

        WHEREAS, pursuant to the terms and in accordance with the conditions of
Section 2.2(c) of the Original Asset Purchase Agreement, the Original Sellers have elected to structure the acquisition by Buyer of the Cadillac Dealership Business as an acquisition of the Shares pursuant to a merger (the "MERGER") of the Company with and into a wholly-owned Alabama subsidiary of the Buyer (the "SUB"), to be formed by the Buyer prior to the consummation of the transactions contemplated hereby, on the terms and subject to the conditions set forth herein; and

        WHEREAS, contemporaneously herewith, the Buyer, the Original Sellers, and the other parties to the Original Asset Purchase Agreement are executing an Amended and Restated Asset Purchase Agreement (the "AMENDMENT") to reflect, among other things, certain changes to the terms of the Original Asset Purchase Agreement as a result of the Original Sellers' election under Section 2.2(c) of the Original Asset Purchase Agreement to structure the sale of the Cadillac Dealership Business as a stock acquisition pursuant to the Merger (the Original Asset Purchase Agreement, as amended and restated pursuant to the Amendment, being the "AMENDED ASSET PURCHASE AGREEMENT"); and







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        WHEREAS, the Buyer has entered into those certain Contracts to Purchase and Sell Property (the "REAL PROPERTY PURCHASE AGREEMENTS") with (i) Tom-Jo, L.L.C. and (ii) Williams Realty Ventures, L.L.C. (collectively, the "OWNERS"), whereby the Buyer has agreed to buy, and the Owners have agreed to sell, the land, buildings and improvements located at the Real Property (as defined therein); and

        WHEREAS, the consummation of the transactions contemplated by this Agreement is subject to the consummation of the transactions contemplated by each of the Real Property Purchase Agreements and the Amended Asset Purchase Agreement (collectively, the "OTHER BASIC AGREEMENTS"); and

        WHEREAS, the Buyer desires to acquire the Shares from the Sellers pursuant to the Merger, and the Sellers are willing to transfer the Shares to the Buyer pursuant to the Merger, upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:


                                   ARTICLE I.

                               CERTAIN DEFINITIONS

        "ASSETS" shall mean: the New Vehicles (as defined in Section 3.1 hereof); the Demonstrators (as defined in Section 3.2 hereof); the Used Vehicles (as defined in Section 3.5 hereof); the Parts (as defined in Section 4.3 hereof); the Miscellaneous Inventories (as defined in Section 5.1 hereof); the Work in Progress (as defined in Section 5.3 hereof); and the Fixtures and Equipment.

        "CLOSING DATE" shall mean the date, not later than the Closing Date Deadline (as hereinafter defined), of the closing of the transactions contemplated by this Agreement (the "CLOSING"). The Closing shall be held at the offices of Williams & Ledbetter, 2140 Eleventh Avenue South, Birmingham, Alabama at 9:00 a.m. on the Closing Date.

        "CLOSING DATE DEADLINE" shall mean the "Closing Date Deadline" under the Amended Asset Purchase Agreement.

        "INVENTORY DATE" shall mean December 31, 1998.

        "MANUFACTURER" shall mean General Motors Corporation.








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        "REAL PROPERTY" shall mean the land, buildings and improvements where the Cadillac Dealership Business is currently operated.

        "SELLERS' AGENT" shall mean Thomas P. Williams, Sr., as agent for the Sellers hereunder.


                                   ARTICLE II.

                      THE MERGER & THE MERGER CONSIDERATION

2.1                   THE MERGER.

(a) Subject to the provisions of this Agreement and the Articles of Merger substantially in the form of Exhibit B attached hereto (the "Certificate of Merger""ARTICLES OF MERGER"), the Company shall be merged with and into the Sub in accordance with the provisions of the Alabama Business Corporation Act (the "Georgia Law""MERGER LAW"), whereupon the existence of the Company shall cease and the Sub shall be the surviving corporation (the Sub and the Company are sometimes herein referred to as the "Constituent Corporations""MERGING COMPANIES" and the Sub after the Merger is sometimes herein referred to as the "Surviving Corporation""SURVIVING COMPANY").

(b) As soon as practicable after satisfaction of, or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Merging Companies shall execute and file the Articles of Merger with the Secretary of State of the State of Alabama in accordance with the Merger Law, and shall otherwise make all other filings or recordings required by the Merger Law in connection with the Merger. The Merger shall become effective at such date and time as the Articles of Merger are duly filed with, and accepted by, the Secretary of State of the State of Alabama (the "Effective Time""EFFECTIVE TIME").

(c) At the Effective Time, the separate existence of the Company shall cease and the Company shall be merged with and into the Sub and the Sub shall be the Surviving Company, whose name thereafter shall be "SONIC - WILLIAMS CADILLAC, INC.."

(d) From and after the Effective Time: (i) the Articles of Incorporation and the Bylaws of the Sub, both as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the Bylaws of the Surviving Company, until thereafter amended in accordance with applicable law; (ii) the directors of the Sub at the Effective Time shall become the directors of the Surviving Company, until their successors are duly elected or appointed and qualified in accordance with







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applicable law; and (iii) the officers of the Sub at the Effective Time shall become the initial officers of the Surviving Company, to serve at the pleasure of the board of directors of the Surviving Company.

 (e) At the Effective Time, by virtue of the Merger and the applicable provisions of the Merger Law and without any further action on the part of the Merging Companies or on the part of the Company's shareholders:

 (i) each share of common stock of the Sub outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be converted into one share of common stock of the Surviving Company; and

(ii) all of the Shares shall, automatically and without any action on the part of the Sellers, cease to be outstanding and shall be converted into the right to receive the Merger Consideration (as defined in Section 2.2 below) in accordance with the provisions of said Section 2.2. All Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the Sellers holding Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with provisions of said Section 2.2.

2.2                    THE MERGER CONSIDERATION.

(a) The consideration to be paid by the Buyer for the Shares pursuant to the Merger (the "MERGER CONSIDERATION") shall consist of the Basic Merger Consideration (as defined in Section 2.2(b) below) and the Contingent Merger Considerations (as defined in Section 2.3(a) below).

(b) For the purposes of this Agreement, the term "BASIC MERGER CONSIDERATION" shall consist of the sum of (i) Three Million Two Hundred Thirty-Four Thousand One Hundred Fifty-Six Dollars ($3,234,156), plus the Net Book Value (as defined in Section 2.2(g) below).

(c) (i) At the Closing, the Sellers' Agent shall deliver to the Buyer a certificate setting forth the Sellers' estimate of the Net Book Value (the "ESTIMATED NET BOOK VALUE"). Subject to the provisions of Section 2.2(g) below, at the Closing, provided that such estimate of the Net Book Value shall be acceptable to the Buyer (such estimate and the Buyer's acceptance thereof to be without prejudice to the rights of the parties under Section 2.2(g) below), the Buyer shall issue and deliver to the Sellers, pro rata according to the respective numbers of the Shares set forth opposite their names on Exhibit A hereto, that number of whole shares of the Buyer's Class A Convertible Preferred Stock, Series III (the "PREFERRED STOCK"), obtained by dividing







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the Basic Merger Consideration (for this purpose only, calculated with reference to the Estimated Net Book Value) by $1,000. No fractional shares of Preferred Stock shall be issued; any such fraction of a share of Preferred Stock shall be paid in cash at the rate of $1,000 per whole share of Preferred Stock. The Preferred Stock shall have such rights and preferences as are set forth in the Statement of Rights and Preferences of Preferred Stock attached as Exhibit B to the Amended Asset Purchase Agreement (the "STATEMENT OF RIGHTS AND
PREFERENCES"). No portion of the Basic Merger Consideration shall be paid in cash, except for any fractional shares of Preferred Stock and any adjustments based upon the Net Book Value pursuant to Subsection 2.2(g) below.

               (ii) (A) The Buyer will use its best reasonable efforts to include all of the shares of the Buyer's Class A Common Stock, $.01 par value per share (the "COMMON STOCK") which are issuable upon conversion of the shares of Preferred Stock held by certain of the Sellers (the "PIGGYBACK SELLERS"), as set forth in subparagraphs (I) - (III) below (the "PIGGYBACK COMMON SHARES"), in an underwritten public offering of the Buyer's Common Stock (the "PUBLIC OFFERING"), in accordance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), on a "piggyback" registration basis on or prior to April 30, 1999. Each of the Piggyback Sellers shall sell in the Public Offering all of his/her Piggyback Common Shares which the Buyer is able to register in the Public Offering (unless the managing or lead managing underwriter in the Public Offering requires that the Piggyback Sellers, individually or in the aggregate, sell fewer than all of the shares they have elected to sell (as set forth in subparagraphs (I) - (III) below) or unless the Buyer and the Piggyback Sellers mutually agree that a fewer number of such shares of Common Stock will be registered and sold). The Piggyback Common shares shall be determined as follows:

                             (I) Thomas P. Williams, Jr. -- all shares of Common
Stock issuable upon conversion of all shares of Preferred Stock held by him in excess of Three Hundred and Fifty (350) shares of Preferred Stock;

                             (II) Charles Clark Williams -- all shares of Common
Stock issuable upon conversion of all shares of Preferred Stock held by him in excess of Three Hundred and Fifty (350) shares of Preferred Stock; and

                             (III) Catherine D. Ward -- all shares of Common
Stock issuable upon conversion of all shares of Preferred Stock held by her in excess of One Hundred (100) shares of Preferred Stock.

                      (B) If requested by the managing or lead managing underwriter in the Public Offering, each of the Piggyback Sellers shall execute and deliver such customary documentation as is utilized by such underwriter for selling stockholders in underwritten public offerings including, without limitation, an underwriting agreement







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and a "lock-up" agreement with the managing or lead managing underwriter in such forms as are customarily used by such underwriter. In connection with any such registration, each of the Piggyback Sellers shall supply to the Buyer such information as may be reasonably requested by the Buyer in connection with the preparation and filing of a registration statement with the Securities and Exchange Commission (the "SEC"). The Piggyback Sellers shall not supply any information to the Buyer for inclusion in such registration statement that will, taken as a whole, at the time the registration statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                      (C) Any Piggyback Common Shares which have not been registered and sold pursuant to the Public Offering by April 30, 1999 for whatever reason (other than as a result of any Piggyback Seller's failure to participate in the Public Offering), will be registered by the Buyer in the "shelf" registration statement referred to in Subsection (iii) immediately below.

               (iii) As promptly as possible after the earlier of (A) the closing of the Public Offering, or (B) April 30, 1999, the Buyer shall cause all shares of Common Stock issuable upon conversion of the Preferred Stock (including any Piggyback Common Shares which were not sold in the Public Offering other than as a result of any Piggyback Seller's failure to participate in the Public Offering) to be registered under a "shelf" registration statement filed with the SEC under the Securities Act; provided, however, the Buyer may either (C) delay the effectiveness of any such shelf registration statement until the expiration of any "lock-up" period (not to exceed 90 days) required by the underwriters in the Public Offering, or (D) not delay such effectiveness, in which case the Sellers hereby agree to be bound by any such "lock-up" as fully as if the Sellers had signed the applicable lock-up agreement required by such underwriters. All shares of Common Stock registered pursuant to this Subsection
(iii) are hereinafter called the "REGISTERED COMMON SHARES." Upon the effectiveness of such "shelf" registration statement, the Sellers will promptly convert all shares of the Preferred Stock held by them into Registered Common Shares.

(d) The Buyer shall deliver to the Sellers, at least thirty (30) days prior to the payment of the Contingent Stock Component (as defined in Section 2.3(b) below) a prospectus with respect to the Buyer's offer and sale to the Sellers of the shares of Common Stock contemplated by this Subsection (d). The Sellers' Agent may, by notice (the "FURTHER REGISTRATION NOTICE") to the Buyer at least seven (7) days prior to the payment of the Contingent Stock Component, elect to receive up to fifty percent (50%) of the Contingent Stock Component in shares of registered Common Stock, in which case the term "Registered Common Shares" shall also include the applicable number of registered shares of Common Stock issued as part of the Contingent Stock







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Component. Provided that the Sellers' Agent shall have timely delivered the
Further Registration Notice, at the time of payment of the Contingent Purchase Price the Buyer shall issue and deliver to the Sellers, pro rata according to the numbers of shares of Preferred Stock issued to the respective Sellers as the Basic Merger Consideration that number of whole shares of Common Stock obtained by dividing the portion of the Contingent Stock Component specified in the Further Registration Notice (not to exceed 50% thereof) by the Market Price (as defined in the Statement of Rights and Preferences) as of the date of such payment of the Contingent Purchase Price. No fractional shares of Common Stock shall be issued in connection with the foregoing payments of a portion of the Contingent Stock Component. To the extent that such fractional shares would otherwise be issued, the Buyer shall pay cash in lieu of such fractional shares based upon the applicable Market Price. The Sellers and the Stockholders hereby agree that they will not offer, sell, contract to sell, or otherwise dispose of any of the Registered Common Shares included in the Contingent Stock Component for a period of one hundred eighty (180) days from the date of delivery thereof by the Buyer.

(e) The obligations of the parties with respect to the Registered Common Shares will be subject to the additional provisions relating thereto set forth in
Section 2.8 below.

(f) To the extent that the Sellers' Agent does not timely deliver a Further Registration Notice, the Buyer shall have no obligation to the Sellers or the Stockholders to deliver any registered shares of Common Stock. Thereafter, the Buyer's sole obligation with respect to the Preferred Stock and the shares of Common Stock issuable upon conversion of the Preferred Stock (the "COMMON SHARES") shall be (i) to use its best reasonable efforts to make available current public information with respect to the Buyer within the meaning of Subsection (c)(1) of SEC Rule 144 ("RULE 144") to the extent necessary to facilitate public resales by the Sellers of the Common Shares, pursuant to Rule 144.

(g) (i) Not later than 60 days after the Closing Date, the Buyer will prepare and deliver to the Sellers' Agent an unaudited balance sheet (the "CLOSING BALANCE SHEET") of the Company as of the close of business on December 31, 1998 (the "EFFECTIVE CLOSING DATE"), consisting of a computation of the consolidated net book value of the tangible assets of the Company as of the Effective Closing Date less the consolidated book value of the liabilities of the Company as of the Effective Closing Date, all in accordance with GAAP (as defined in Section
11.3 below), except as provided below. The tangible net book value reflected on the Closing Balance Sheet is hereinafter called the "NET BOOK VALUE." The Closing Balance Sheet will be prepared in accordance with the following principles: (A) it will utilize the first in-first out (FIFO) method of inventory accounting; (B) the liabilities of the Company shall include a $540,312 tax liability associated with the conversion from the last in-first out
(LIFO) method of accounting to the FIFO method of accounting; (C) there shall be included







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appropriate write-offs for doubtful accounts receivable and bad debts and for damaged, spoiled, obsolete or slow-moving inventory; (D) any receivables due the Company from any of the Sellers or any of the directors, officers, employees or Affiliates (as hereinafter defined) of the Company shall be excluded as assets;
(E) the liabilities of the Company shall include appropriate accruals for all tax liabilities of the Company; and (F) the values of the respective Assets shall be: the New Vehicle Value (as defined in Section 3.1 hereof); the Demonstrator Value (as defined in Section 3.2 hereof); the Used Vehicle Value (as defined in Section 3.5 hereof); the Parts Value (as defined in Section 4.3 hereof); the Miscellaneous Inventories Value (as defined in Section 5.1 hereof); the Work in Progress Value (as defined in Section 5.3 hereof); and the F&E Value (as defined in Section 5.4 hereof). For purposes of this Agreement, the term "AFFILIATE" shall mean any entity directly or indirectly controlling, controlled by or under common control with the specified person, whether by stock ownership, agreement or otherwise, or any parent, child, spouse or sibling of such person and the concept of "CONTROL" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

               (ii) If within 30 days following delivery of the Closing Balance Sheet, the Sellers' Agent has not given the Buyer notice of the Sellers' objection to the computation of the Net Book Value as set forth in the Closing Balance Sheet (such notice to contain a statement in reasonable detail of the nature of the Sellers' objection), then the Net Book Value reflected in the Closing Balance Sheet will be deemed mutually agreed by the Buyer and the Sellers. If the Sellers' Agent shall have given such notice of objection in a timely manner, then the issues in dispute will be submitted to a "Big Five" accounting firm mutually acceptable to the Buyer and the Sellers' Agent (the "ACCOUNTANTS") for resolution. If issues in dispute are submitted to the Accountants for resolution: (A) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to the party or its subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (B) the Accountants will be instructed to determine the Net Book Value based upon their resolution of the issues in dispute; (C) such determination by the Accountants of the Net Book Value, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (D) the Buyer and the Sellers shall each bear 50% of the fees and expenses for the Accountants for such determination.

               (iii) To the extent that the Net Book Value, as deemed mutually agreed by the parties or as determined by the Accountants, as aforesaid, is greater than the Estimated Net Book Value, the Buyer shall be obligated to pay the amount of such excess (the "NET BOOK VALUE EXCESS"), together with interest on the amount of the Net Book Value Excess at the Buyer's floor plan financing rate from time to time in effect (the







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"INTEREST RATE") from the Closing Date to the date of such payment, promptly to the Sellers. The payment of the Net Book Value Excess, plus interest as aforesaid, shall be made, in cash, to the Sellers, pro rata according to the number of shares of Preferred Stock issued to the respective Sellers as the Basic Merger Consideration. To the extent that the Net Book Value, as deemed mutually agreed by the parties or as determined by the Accountants, as aforesaid, is less than the Estimated Net Book Value, the Sellers shall be obligated, jointly and severally, to pay the amount of such shortfall (the "NET BOOK VALUE SHORTFALL"), together with interest on the amount of the Net Book Value Shortfall at the Interest Rate from the Closing Date to the date of such payment, in cash, promptly to the Buyer.

2.3 CONTINGENT MERGER CONSIDERATION.

(a) As used in this Agreement, (i) the term "CONTINGENT MERGER CONSIDERATION" shall mean the amount payable pursuant to Section 2.3(b) below; (ii) the term "CALCULATION PERIOD" shall mean the twelve (12) month period commencing with the first full month after the Closing Date; (iii) the term "EARNINGS BEFORE TAXES" shall mean the earnings before taxes of the Cadillac Dealership Business for the Calculation Period, calculated as provided in Section 2.3(c) below; (iv) the term "CADILLAC DEALERSHIP BUSINESS" shall mean the automobile dealership business of Cadillac acquired by the Buyer pursuant to this Agreement; and (v) the term "AGGREGATE EARNINGS BEFORE TAXES" shall mean the sum total of the Earnings Before Taxes of the Cadillac Dealership Business and Dealership Businesses (as defined in the Amended Asset Purchase Agreement).

(b) Subject to the provisions of Section 2.3(c) below, not later than 90 days after the end of the Calculation Period the Buyer shall pay to the Sellers, pro rata according to the number of shares of Preferred Stock issued to the respective Sellers as the Basic Merger Consideration, the Contingent Merger Consideration in an amount equal to (i) three (3) times the Earnings Before Taxes of the Cadillac Dealership Business in excess of $988,000, LESS (ii) $270,156; provided, however, that the Buyer shall be under no obligation to pay any of the Contingent Merger Consideration unless the Aggregate Earnings Before Taxes exceed $7,564,000. The Contingent Merger Consideration shall be paid to the respective Sellers 65% in cash and 35% (the "CONTINGENT STOCK COMPONENT") by the issuance and delivery to the respective Sellers of shares of Preferred Stock at the rate of one share of Preferred Stock for every $1,000 of such Contingent Stock Component, subject, however, to any rights of the Sellers to receive a percentage of the Contingent Stock Component in registered shares of Common Stock pursuant to Section 2.2(d) above. Fractional shares of Preferred Stock may be issued in connection with the payment of the Contingent Purchase Price; however, no fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. At the request of Sellers' Agent, the Buyer shall furnish the Sellers' Agent with copies of the Buyer's factory financial statements for each month during the Calculation Period.







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(c) Earnings Before Taxes shall be calculated by the Buyer in accordance with
GAAP (as defined in Section 11.3) and subject to the following special rules:

  (i) No deduction shall be taken for federal and state income taxes, or for state franchise taxes based on corporate income, owed by the Cadillac Dealership Business;

 (ii) No deduction shall be taken for any interest expenses (including acquisition debt) of the Cadillac Dealership Business other than floor plan financing interest attributable to such Business and other interest expenses directly attributable to the operations of the Cadillac Dealership Business;

(iii) Earnings Before Taxes shall be determined before (A) any expense chargeable with respect to the Non-Competition Agreement (as hereinafter defined), or (B) any management fee expense allocation from the Buyer in respect of management fees payable to the Buyer;

 (iv) No deduction shall be taken for any amortization of goodwill included in the Merger Consideration; and b. Overhead expenses or other expenses which have been incurred by the Cadillac Dealership Business which are allocated to the Cadillac Dealership Business but do not directly relate to the operation of the Cadillac Dealership Business, or that portion so allocated which is not reasonably related to the operation of the Cadillac Dealership Business, shall not be deducted in determining Earnings Before Taxes.

     At the time of the payment of the Contingent Merger Consideration, the Buyer shall deliver to the Sellers' Agent a statement in writing setting forth in reasonable detail the manner in which the Contingent Merger Consideration was determined. The Sellers' Agent shall have a period of thirty (30) days from the date of delivery of the Buyer's statement of the Contingent Merger Consideration to object in writing to the calculation of the Contingent Merger Consideration set forth therein; failing such objection within such period by the Sellers' Agent, the Sellers shall be deemed to have accepted the Buyer's calculation of the Contingent Merger Consideration. If the Sellers' Agent shall have timely objected to the Buyer's calculation of the Contingent Merger Consideration, the parties shall negotiate in good faith in an effort to resolve any dispute regarding the Contingent Merger Consideration. If the parties are unable to resolve such dispute within a period of thirty (30) days after the Buyer's receipt of the Sellers' objection, the matter shall be submitted to a "big six" accounting firm mutually acceptable to the parties, which shall be instructed to resolve such dispute as promptly as possible. The costs and expenses of such accounting firm shall be shared equally between the Buyer and the







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Sellers. Upon the final determination of the Contingent Merger Consideration, the Buyer or the Sellers, as the case may be, shall make appropriate payment to the other, as the case may be, in the amount of the Contingent Merger Consideration as finally determined. The party making the payment shall also pay interest on the amount of such payment at an amount of such payment at an annual rate of interest equal to the Buyer's floor plan financing rate from time to time in effect from the original date of payment of the Contingent Merger Consideration by the Buyer to the date of such payment.

2.4                      DELIVERY OF THE SHARES.

(a) At the Closing, each Seller shall deliver to the Buyer a certificate or certificates representing the number of Shares set forth opposite such Seller's name on Exhibit A hereto, duly endorsed in blank or with a fully executed stock power attached, all in proper form for transfer with all transfer taxes, if any, paid by such Seller. If such certificate or certificates cannot, after a diligent search, be located, in lieu of such certificate or certificates, such Seller shall provide an affidavit of lost certificate and indemnity in a form reasonably satisfactory to the Buyer. Upon such surrender by all the Sellers, the Sellers shall be entitled to the Merger Consideration, as more fully provided in Section 2.2 above. Until surrendered in accordance with this Section 2.4, each such certificate for the Shares shall be deemed for all purposes to evidence only the right to receive the Merger Consideration payable pursuant to
Section 2.2.

(b) The Shares shall be delivered to the Buyer free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trusts, voting agreements, other agreements, rights, options, warrants or restrictions or claims of any kind, nature or description (collectively, "ENCUMBRANCES").

2.5 THE SELLERS' COVENANT TO CLOSE. The Sellers further covenant and agree to vote all of the Shares held by them in favor of the Merger, and otherwise to take all officer, director, or shareholder actions necessary to cause the Company to adopt, approve and consummate, the Merger.

2.6 NON-COMPETITION AGREEMENT. At the Closing, Thomas P. Williams, Sr. shall enter into a non-competition agreement with the Buyer in substantially the form of Exhibit C to the Amended Asset Purchase Agreement (the "NON- COMPETITION AGREEMENT").

2.7 EMPLOYMENT AGREEMENTS. At the Closing, Thomas P. Williams, Sr., Thomas P. Williams, Jr. and Clark Williams will enter into Employment Agreements with the Buyer in substantially the forms of Exhibits D-1, D-2 and D-3, respectively, to the Amended Asset Purchase Agreement (the "EMPLOYMENT AGREEMENTS").







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2.8                ADDITIONAL TERMS RELATING TO THE REGISTERED COMMON SHARES.

(a) The Buyer shall have no obligation to maintain the currency of any prospectus, permit the use of any prospectus or maintain the effectiveness of any registration statement for the resale of the Registered Common Shares once all of the Registered Common Shares that remain unsold may be sold without restriction pursuant to Rule 144.

(b) The Sellers agree that they shall effect each resale of Registered Common Shares only pursuant to a current prospectus or supplements thereto that is a part of the applicable registration statement of the Buyer (the "RESALE PROSPECTUS").

(c) Any offering of any of the Registered Common Shares under the Resale Prospectus will be effected in an orderly manner through a securities dealer, acting as broker or dealer, reasonably acceptable to the Buyer (the "DESIGNATED BROKER").

(d) The Sellers will make resales of Registered Common Shares only by one or more methods described in the Resale Prospectus, as appropriately supplemented or amended when required.

(e) Since the Registered Common Shares are "restricted securities" within the meaning of Rule 145 promulgated by the SEC under the Securities Act, the certificates representing the Registered Common Shares will be issued by the Buyer with such legends as the Buyer may reasonably require until such shares are offered pursuant to the foregoing terms under the Resale Prospectus, at which time such certificates shall be tendered to the Buyer and a new certificate or certificates without legends shall be issued by the Buyer to the Designated Broker in order to settle any resales by the Sellers.

(f) The Sellers shall provide the Buyer, in writing, with all information concerning the Sellers and their resale of the Registered Common Shares as may reasonably be requested by the Buyer in order to comply with the Securities Act, and the Sellers shall indemnify the Buyer for any liabilities (the "SELLERS' LIABILITIES") arising under the Securities Act, the Securities Exchange Act of 1934 or any state securities or blue sky laws resulting from any material misstatements in, or omissions of material information from, such information provided by the Sellers to the Buyer.

(g) The Sellers shall pay any and all expenses directly related to the resale of the Registered Common Shares, including, but not limited to, the commissions or fees of the Designated Broker.

(h) The Buyer shall use its best reasonable efforts to list the Registered Common Shares for trading on the New York Stock Exchange.

(i) The Buyer shall pay all expenses, including legal and accounting fees, in connection with the preparation, filing and maintenance of the applicable registration statement, including amendments thereto and the Resale Prospectus, including supplements thereto, and the issuance of certificates representing the Registered Common Shares.

(j) The Buyer shall indemnify the Sellers for any liabilities arising under the Securities Act, the Securities Exchange Act of 1934 or any state securities or blue sky laws resulting from any material misstatements in, or omissions of material information from, the Resale Prospectus or the applicable registration statement, including the information incorporated by reference therein, except for the Sellers' Liabilities.

(k) Notwithstanding any provision of this Agreement to the contrary, the Sellers shall not have any right to take any action (and the Sellers hereby agree that none of them shall take any action) to restrain, enjoin or otherwise delay any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Agreement. Nothing contained in this
Section 2.8 shall prevent the making of a claim for monetary relief.

                                  ARTICLE III.

                     NEW VEHICLES; DEMONSTRATORS AND USED VEHICLES

3.1 NEW VEHICLES. For purposes of the Closing Balance Sheet, the Assets shall include all of the Company's untitled new 1999 and 1998 motor vehicles in the Company's inventory as of the Effective Closing Date and which are listed on
Schedule 3.1 hereto, which the Sellers' Agent shall deliver to the Buyer not more than three (3) days prior to the Closing (all such vehicles are collectively referred to hereinafter as the "NEW VEHICLES"). For purposes of calculating the Net Book Value, the value of each New Vehicle shall be the price at which the New Vehicle was invoiced to the Company by the Manufacturer, as adjusted pursuant to this Article III (the sum of all such values for New Vehicles as determined by this Article III is herein referred to as the "NEW VEHICLE VALUE"). Schedule 3.1 shall set forth each New Vehicle's model, invoice cost, odometer reading and all other information necessary to calculate the New Vehicle Value with respect to such New Vehicle.

3.2 DEMONSTRATORS. For purposes of the Closing Balance Sheet, the Assets shall include all of the Company's untitled new 1999 and 1998 motor vehicles in the Company's inventory as of the Effective Closing Date which are used in the ordinary course of business for the purpose of demonstration and which are listed on Schedule 3.2 hereto, which the Sellers' Agent shall deliver to the Buyer not more than three (3) days prior to the Closing (all such vehicles are collectively referred to herein as the "DEMONSTRATORS"). For purposes of calculating the Basic Merger Consideration, the value of each Demonstrator shall be the price at which the Demonstrator was invoiced to the Company by the Manufacturer, as adjusted pursuant to this Article III and as reduced by an amount equal to ten cents ($.10) multiplied by the total mileage on such Demonstrator's odometer up to 6,000 miles and thirty-two cents ($.32) multiplied by the total mileage on such Demonstrator's odometer in excess of 6,000 miles (the sum of all such values for Demonstrators hereunder is herein referred to as the "DEMONSTRATOR VALUE"). Schedule 3.2 shall set forth each Demonstrator's model, invoice cost, odometer reading and all other information necessary to calculate the Demonstrator Value with respect to such Demonstrator.

3.3 ADJUSTMENT OF NEW VEHICLE AND DEMONSTRATOR VALUES. The value of each New Vehicle and each Demonstrator shall be: (a) increased by the dealer cost of any equipment and accessories which have been installed by the Company; and (b) decreased by (i) the dealer cost of any equipment and accessories which have been removed from such vehicles.

3.4 DAMAGED OR REPAIRED NEW VEHICLES AND DEMONSTRATORS. In the event any New Vehicle or Demonstrator shall have been damaged prior to the Closing Date, or is otherwise in a condition such that it cannot reasonably be presented as being in a first-class saleable condition, the Sellers' Agent and the Buyer will attempt to agree on the cost to cover such repairs or some other equitable reduction in value to reflect such condition, which amount shall be deducted from the value of such New Vehicle or Demonstrator. In the event that the Buyer and the Sellers' Agent cannot agree on the cost of repairs or the amount of reduction, such dispute shall be submitted to the Inventory Service (as defined in Section 4.1) for resolution. With respect to any New Vehicle or Demonstrator which has been damaged and repaired prior to the Closing Date, the Sellers' Agent and the Buyer will attempt to agree on an adjustment to the value to reflect any decrease in the wholesale value of such New Vehicle or Demonstrator resulting from such damage and repair. In the event that the Buyer and the Sellers' Agent cannot agree on such adjustment, such dispute shall be submitted to the Inventory Service (as defined in Section 4.1) for resolution. The Sellers' Agent shall notify the Buyer on or prior to the Closing Date if any New Vehicles or Demonstrators shall have suffered any damage which is not reflected on Schedule
3.1 or Schedule 3.2.

3.5 USED VEHICLES. The Sellers' Agent and the Buyer shall perform an inventory of the Company's used vehicles as of the Inventory Date and, in connection with such inventory, the Sellers' Agent and the Buyer shall attempt to assign a mutually agreed price to each used vehicle owned by the Sellers as of the Inventory Date. The value of any such vehicles as to which the Sellers' Agent and the Buyer are unable to agree upon a price shall be submitted to the Inventory Service (as defined in Section 4.1) for resolution. All used vehicles acquired by the Sellers after the Inventory Date with respect to used vehicles shall be valued at the Company's book value thereof; provided, however, the acquisition and valuation thereof shall be subject to prior approval by the Buyer so long as the Buyer shall have a representative present at the Company's dealership at the time such used vehicles are proposed to be accepted. All used vehicles included in the Company's inventory as of the Closing Date are collectively referred to herein as the "USED VEHICLES." For purposes of calculating the Net Book Value, the sum of all prices assigned to the Used Vehicles pursuant to the terms of this Section 3.5 shall be referred to herein as the "USED VEHICLE VALUE".


                                   ARTICLE IV.

                                PARTS/ACCESSORIES

4.1 THE INVENTORY. The Buyer and the Sellers' Agent shall engage a mutually acceptable third party engaged in the business of appraising, valuing and preparing inventories for automobile dealerships (hereinafter referred to as the "INVENTORY SERVICE") to prepare an inventory list (the "INVENTORY") of the parts and accessories, as well as the Miscellaneous Inventories, used by the Company in the Cadillac Dealership Business. The Inventory (insofar as it relates to parts and accessories) shall be posted to the Manufacturer's approved systems of inventory control. The cost of the Inventory shall be borne one-half by the Buyer and one-half by the Sellers. The Buyer shall have the right to deduct the Sellers' portion of such expense from the cash consideration to be paid to the Sellers under the terms of this Agreement and to remit such sum directly to the Inventory Service. The Inventory shall be completed by the Inventory Date.

4.2 RETURNABLE AND NONRETURNABLE PARTS AND ACCESSORIES. The Inventory shall classify parts and accessories as "returnable" or "nonreturnable". For purposes of this Agreement, the terms "returnable parts" and "returnable accessories" shall describe and include only those new parts and new accessories for vehicles which are listed (coded) in the latest current Master Parts Price List Suggested List Prices and Dealer Prices, or other applicable similar price lists, of the Manufacturer, with any applicable supplements, in effect as of the Inventory Date (the "MASTER PRICE LIST") as returnable to the Manufacturer at not less than the purchase price reflected in the Master Price List. The value for each "returnable part" and "returnable accessory" will be the price listed in the Master Price List. All parts and accessories listed (coded) in the Master Price List as nonreturnable to the Manufacturer shall be classified as "nonreturnable". The value for each "nonreturnable" part and accessory, of which type the Company has made no sales during the ninety (90) day period prior to the Inventory

Date (or such longer period of time as is commercially reasonable in the case of "big ticket" parts such as engine blocks and transmissions), shall be sixty percent (60%) of the price listed therefor in the Master Price List. The value for each "nonreturnable" part and accessory, of which type the Company has made retail sales to one or more customers during the ninety (90) day period prior to the Inventory Date, shall be one hundred percent (100%) of the price therefor listed in the Master Price List. The value for all "Jobber" and/or "NPN" parts shall be equal to the Company's original cost of such parts. The value for all nuts, bolts and any other parts not addressed in this Section 4.2 shall equal the fair market value thereof as determined by the Inventory Service.

4.3 PARTS; PARTS VALUE. For purposes of the Closing Balance Sheet, the Assets shall include all parts and accessories owned by the Company at the Effective Closing Date and listed on the Inventory, including, without limitation, the Vogue tire line and rims sold by the Company (the "PARTS"); provided, however, that no value shall be given to any damaged parts or accessories, parts and accessories with component parts missing, superseded or obsolete parts or accessories, or used parts or accessories. Any dispute with respect to such parts or accessories shall be submitted to the Inventory Service for resolution. For purposes of calculating the Net Book Value, the value for the Parts will equal the value of such items shown on the Inventory (the "PARTS VALUE").


                                    ARTICLE V.

                 MISCELLANEOUS INVENTORIES; WORK IN PROGRESS; FIXTURES
                                     AND EQUIPMENT

5.1 MISCELLANEOUS INVENTORIES. For purposes of the Closing Balance Sheet, the Assets shall include all useable gas, oil and grease, all undercoat material and body materials in unopened cans and such miscellaneous useable and saleable articles in unbroken lots (including boutique accessories and pro shop items) which (i) are on the Company's dealership premises, (ii) are owned by the Company on the Effective Closing Date, and (iii) are identified in the Inventory taken by the Inventory Service on the Inventory Date (the foregoing being, collectively, "MISCELLANEOUS INVENTORIES"). For purposes of calculating the Net Book Value, the value of the Miscellaneous Inventories shall be equal to the replacement cost of the Miscellaneous Inventories as determined by the Inventory Service and set forth on the Inventory (the sum of all values of the Miscellaneous Inventories pursuant to the terms of this Section 5.1 shall be referred to herein as the "MISCELLANEOUS INVENTORIES VALUE").

5.2 [INTENTIONALLY LEFT BLANK].

5.3 WORK IN PROGRESS. For purposes of the Closing Balance Sheet, the Assets shall include the Company's cost for parts and labor for such shop labor and sublet repairs as the Company shall have caused to be performed on any repair orders which are in process at the close of business on the Effective Closing Date for which there are adequate credit arrangements (the "WORK IN PROGRESS") (the sum of all costs of the Company for the Work in Progress pursuant to the terms of this Section 5.3 shall be referred to herein as the "WORK IN PROGRESS VALUE").

5.4 FIXTURES AND EQUIPMENT. For purposes of the Closing Balance Sheet, the Assets shall include all fixtures, machinery, equipment (including company owned vehicles, wreckers, service loaners and vans and special tools and shop equipment), furniture, signs and office equipment, and leasehold improvements owned by the Company as of the Effective Closing Date and used or held for use in connection with the Cadillac Dealership Business, including the items listed on the Book Depreciation Schedule included as Schedule 5.4 attached hereto, which the Sellers' Agent shall deliver to the Buyer not later than five (5) days prior to the Closing (collectively referred to herein as the "FIXTURES AND EQUIPMENT"). For purposes of calculating the Net Book Value, the value of each item of Fixtures and Equipment shall equal the depreciated book value of such item, determined in accordance with GAAP (as defined in Section 11.3 hereof), and based upon Schedule 5.4 (the sum of all values assigned to the Fixtures and Equipment pursuant to the terms of this Section 5.4 shall be referred to herein as the "F&E VALUE").

                                  ARTICLE VI.

                      REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Sellers as follows:

6.1 ORGANIZATION; POWER AND AUTHORITY; AUTHORIZATION. The Buyer is a corporation duly organized and existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary and has the corporate power to own its properties and to carry on its business as now being conducted. The Board of Directors of the Buyer has duly approved this Agreement, all other agreements, certificates and documents executed or to be executed by the Buyer in connection herewith, and the transactions contemplated hereby and thereby. The Buyer has full corporate power and authority to execute and deliver this Agreement and all other agreements, certificates and documents executed or to be executed by the Buyer in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement, and all other agreements, certificates and documents executed or to be executed by the Buyer in connection herewith, constitute or, when executed and delivered, will constitute legal, valid and binding agreements of the Buyer enforceable against the Buyer in accordance with their respective terms.

6.2 NON-VIOLATION; CONSENTS. Except as set forth on Schedule 6.2 attached hereto, the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof do not and will not: (a) conflict with or violate any of the provisions of the Buyer's restated certificate of incorporation or by-laws, each as amended, or any resolution of the Board of Directors or the stockholders of the Buyer; (b) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court, administrative or governmental agency or other body applicable to the Buyer; (c) violate or conflict with or result in a breach of, or constitute a default under, any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which the Buyer is a party or by which the Buyer is bound or affected; or (d) require the consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party.

6.3 LITIGATION. There are no actions, suits or proceedings pending, or, to the knowledge of the Buyer, threatened against or affecting the Buyer which might adversely affect the power or authority of the Buyer to carry out the transactions to be performed by it hereunder.

6.4 AUTHORIZATION OF PREFERRED STOCK. The issuance of the Preferred Stock, as well as the shares of Common Stock issuable upon conversion of the Preferred Stock, has been duly authorized by all necessary corporate action of the Buyer. Upon the issuance of the Preferred Stock pursuant to this Agreement, and upon the issuance of shares of Common Stock upon conversion of any of the Preferred Stock, such Preferred Stock and/or Common Stock, as the case may be, shall be validly issued, fully paid and non-assessable.

6.5 CAPITALIZATION. The authorized capital stock of the Buyer consists of:

(a) 3,000,000 shares of Preferred Stock, par value $0.10 per share, of which 300,000 shares are designated Class A Convertible Preferred Stock and are, in turn, divided into 100,000 shares of Series I (the "SERIES I PREFERRED STOCK"), 100,000 shares of Series II (the "SERIES II PREFERRED STOCK") and 100,000 shares of Series III (the "SERIES III PREFERRED STOCK"); as of October 15, 1998, approximately 19,500 shares of Series I Preferred Stock are issued and outstanding and/or are committed to be issued by the Buyer, approximately 13,910 shares of Series II Preferred Stock are issued and outstanding and/or are committed to be issued by the Buyer, and approximately 31,248 shares of Series III Preferred Stock are issued and outstanding and/or are committed to be issued by the Buyer;

(b) 50,000,000 shares of Class A Common Stock, par value $0.01 per share, of which 5,588,888 shares are issued and outstanding; and

(c) 15,000,000 shares of Class B Common Stock, par value $0.01 per share, of which 6,200,000 shares are issued and outstanding.

All outstanding capital stock of the Buyer is duly authorized, validly issued, fully paid and non-assessable and has been issued in conformity with all applicable federal and state securities laws.

6.6 DISCLOSURE MATERIALS. The Buyer has delivered to the Sellers' Agent copies of (i) the Prospectus dated November 10, 1997 (the "PROSPECTUS"), (ii) the Buyer's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1997,
(iii) the Buyer's Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 1998, June 30, 1998 and September 30, 1998, and (iv) any Current Reports on Form 8-K, filed in 1998, each in the form (excluding exhibits) filed with the SEC (collectively, such Forms 10-K, 10-Q and 8-K being hereinafter referred to as its "REPORTS"). Neither the Prospectus nor any of the Reports contained, at the time of filing thereof with the SEC, any untrue statement of any material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

6.7 MISSTATEMENTS AND OMISSIONS. No representation or warranty made by the Buyer in this Agreement, and no statement contained in any agreement, instrument, certificate or schedule furnished or to be furnished by the Buyer pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading. The representations and warranties of Buyer contained in the Real Property Purchase Agreement are true and correct.

                                  ARTICLE VII.

                     REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     The Sellers, jointly and severally, represent and warrant to the Buyer as follows:

7.1 ORGANIZATION; POWER AND AUTHORITY; AUTHORIZATION. The Company (a) is a corporation duly organized and existing and in good standing under the laws of the State of Alabama, (b) is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary, and (c) has the corporate power to own its properties and to carry on its business as now being conducted. Except as set forth on
Schedule 7.1 attached hereto, the Sellers are the only persons or entities owning shares of the Company. The Board of Directors and the shareholders of the Company have duly approved this Agreement, all other agreements, certificates and documents executed or to be executed by the Company in connection herewith, and the transactions contemplated hereby and thereby. The Company has full corporate power and authority to execute and deliver this Agreement and all other agreements, certificates and documents executed or to be executed by the Company in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement, and all other agreements, certificates and documents executed or to be executed by the Company in connection herewith, constitute or, when executed and delivered, will constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms. This Agreement, and all other agreements, certificates and documents executed or to be executed by each Seller in connection herewith, constitute or, when executed and delivered, will constitute legal, valid and binding agreements of such Seller enforceable against such Seller in accordance with their respective terms.

7.2 NO VIOLATION; CONSENTS. Except as set forth in Schedule 7.2 attached hereto, the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof do not and will not: (a) conflict with or violate any of the provisions of the Company's articles of incorporation or by-laws, each as amended, or any resolution of the Board of Directors or the shareholders of the Company; (b) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court, administrative or governmental agency or other body applicable to the Company, the Assets or the Cadillac Dealership Business; (c) violate or conflict with or result in a breach of, or constitute a default under, or an event giving rise to a right of termination of, any Contract (as defined in Section 7.12), any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which the Company or any Seller is a party or by which the Company, any Seller or any of the Assets are bound or affected; (d) result in the creation or imposition of any Encumbrance upon any of the Assets; or (e) require the consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party.

7.3 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Sellers threatened against the Company or any Seller which might adversely affect the power or authority of any of them to carry out the transactions to be performed by such party hereunder. There are no actions, suits or proceedings pending, or, to the knowledge of the Sellers, threatened, against or affecting the Company, other than those disclosed on Schedule 7.3 attached hereto, and none of the actions, suits or proceedings described on
Schedule 7.3, if determined adversely to any Seller, would have a material adverse effect on the business, assets or financial condition of the Company.

7.4 TITLE TO ASSETS; ENCUMBRANCES. Except as disclosed on Schedule 7.4 attached hereto, the Sellers have good title to the Assets, free and clear of all Encumbrances, except Encumbrances for ad valorem personal property taxes not yet due and payable. All of the Assets conform, as to condition and character, to the descriptions of such Assets contained herein and, at the Closing, will be free and clear of all Encumbrances, except Encumbrances for ad valorem personal property taxes not yet due and payable. To the knowledge of the Sellers, the ownership and use of the Assets, and the operation of the Cadillac Dealership Business, do not infringe upon the intellectual property rights of any other person or entity.

7.5 PERMITS AND APPROVALS. Except as disclosed on Schedule 7.5 attached hereto, there are no licenses, permits or approvals or other authorizations (collectively, the "PERMITS") used or obtained for use by the Company which are required under applicable law in connection with the ownership or operation of the Cadillac Dealership Business. All Permits have been duly and lawfully secured or made by the Company and are in full force and effect. There is no proceeding pending, or, to the Seller's knowledge, threatened or probable of assertion, to revoke or limit any Permit. None of the transactions contemplated by this Agreement will terminate, violate or limit the effectiveness of any Permit.

7.6 TAXES.

(a) The Company has filed all federal, state and local governmental tax returns required to be filed by it in accordance with the provisions of law pertaining thereto and has paid all taxes and assessments (including, without limitation of the foregoing, income, excise, unemployment, social security, occupation, franchise, property and import taxes, duties or charges and all penalties and interest in respect thereof) (collectively "TAXES")required by it to have been paid to date.

(b) Except as set forth on Schedule 7.6 hereto, the federal and state income tax returns of the Company have been audited by the Internal Revenue Service ("IRS") or are closed by the applicable statutes of limitations. Except as set forth on
Schedule 7.6 hereto, the Company has not received any notice of any assessed or proposed claim or deficiency against it in respect of, or of any present dispute between it and any governmental agency concerning, any Taxes. Except as set forth on Schedule 7.6 hereto, no examination or audit of any tax return or report of the Company by any applicable taxing authority is currently in progress and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return or report of the Company. Copies of all federal, state and local tax returns and reports required to be filed by the Company for the years ended 1997, 1996, 1995, 1994 and 1993, together with all schedules and attachments thereto, have been delivered by the Sellers to the Buyer.

(c) The Company is not now, nor has it ever been, a member of a consolidated group for federal income tax purposes or a consolidated, combined or similar group for state tax purposes. No consent under Section 341 of the Internal Revenue Code of 1986, as amended (the "CODE") has been made affecting the Company. The Company is not a party to any agreement or arrangement that would result in the payment of any "excess parachute payments" under Code Section 280G. The Company is not required to make any adjustment under Code Section 481(a). No power of attorney relating to Taxes is currently in effect affecting the Company.

7.7 EMPLOYEES. Schedule 7.7 attached hereto discloses, as of the date hereof, all of the Company's employees, as well as each employee's compensation (including, separately, base pay and any incentive or commission pay), title, length of employment, employment contract, if any, and accrued vacation time. Except as disclosed on Schedule 7.7, the Company does not have any "employee benefit plan" ("EMPLOYEE BENEFIT PLAN") (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including without limitation, any bonus, deferred compensation, pension, profit-sharing, stock option, employee stock purchase, secrecy agreement or covenant not to compete with any employee. The Company is not a party to any collective bargaining agreement or other labor contract, and there has not been nor is there pending or, to the knowledge of the Sellers, threatened any union organizational drive or application for certification of a collective bargaining agent. The Company has been and is now in material compliance with the "COBRA" health care continuation coverage requirements of Section 4980B of the Code and Sections 601-608 of ERISA and any applicable state health care continuation coverage requirements. The Company has not made any promises or incurred any liability, pursuant to an Employee Benefit Plan or otherwise, to provide medical or other welfare benefits to retired or former employees of the Company (other than COBRA or state mandated continuation coverage, where applicable). Except as disclosed on

Schedule 7.7, none of the Company's employees or former employees has elected COBRA continuation coverage or has incurred a COBRA qualifying event since June 1, 1996.

7.8 FINANCIAL STATEMENTS. The Sellers have delivered to the Buyer the financial statements of the Company described in Schedule 7.8 hereto (the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with GAAP consistently applied, except as specified in Schedule 7.8 hereto. The Financial Statements are in accordance with the books and records of the Company, which books and records are true, correct and complete in all material respects. The balance sheet of the Company included in the Financial Statements fairly presents the financial condition of the Company as of the date thereof, and the related statement of income of the Company included in the Financial Statements fairly presents the results of the operations of the Company and the changes in its financial position for the period indicated, all in accordance with GAAP consistently applied. The Company has no material claims, liabilities, obligations or indebtedness of any nature, fixed or contingent, known or unknown, except as set forth in the Financial Statements or in the Schedules to this Agreement, and except for liabilities incurred in the ordinary course of business and of the kind and type reflected in the Financial Statements. To the knowledge of the Sellers, the Financial Statements contain adequate reserves for all reasonably anticipated claims relating to matters with respect to which the Sellers are self-insured.

7.9 BROKERS AND FINDERS. Neither the Company nor any Seller has engaged any broker or any other person or entity who would be entitled to any brokerage commission or finder's fee in respect of the execution of this Agreement and/or the consummation of the transactions contemplated hereby.

7.10 COMPLIANCE WITH LAWS.

(a) Except as set forth on Schedule 7.10(a) attached hereto, the Assets comply with, and the Cadillac Dealership Business has been conducted in all material respects in compliance with, all laws, rules and regulations (including all worker safety and all Environmental Laws (as defined in the Real Property Purchase Agreements), rules and regulations), applicable zoning and other laws, ordinances, regulations and building codes, neither the Company nor any Seller has received any notice of any violation thereof which has not been adequately remedied. All Demonstrators have been operated in the ordinary course of business with dealer tags and have not had certificates of title issued with respect to them.

(b) Except as set forth on Schedule 7.10(b) attached hereto, (i) the Company has not at any time generated, used, treated or stored Hazardous Materials on, or transported Hazardous Materials to or from, the Real Property or any property adjoining or adjacent to the Real Property and, to the knowledge of the Sellers, no party other than the Company has taken such actions on or with respect to the Real Property, (ii) the Company has not at any time released or disposed of Hazardous Materials on the Real Property or any property adjoining or adjacent to the Real Property, and, to the knowledge of the Sellers, no party other than the Company has taken any such actions on the Real Property, (iii) the Company has at all times been in compliance with all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to the Real Property, the Assets and the operation of the Cadillac Dealership Business, except where failure to comply has not had and will not have, and could not reasonably be expected to have, a material adverse effect on the Assets or the prospects, properties, earnings, results of operations or condition (financial or otherwise) of the Cadillac Dealership Business, (iv) there are no past, pending or, to the knowledge of the Sellers, threatened environmental claims against the Company, the Real Property, the Assets or the Cadillac Dealership Business, (v) to the knowledge of the Sellers, there are no facts or circumstances, conditions or occurrences regarding the Company, the Real Property, the Assets or the Cadillac Dealership Business that could reasonably be anticipated to form the basis of an environmental claim against the Company, the Real Property, the Assets or the Cadillac Dealership Business or to cause the Real Property, the Assets or the Cadillac Dealership Business to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law,
(vi) there are not now and, to the knowledge of the Sellers, never have been any underground storage tanks located on the Real Property, (vii) the Company has not transported or arranged for the transportation of any Hazardous Materials to any site other than the Real Property, and (viii) neither the Company nor any of the Sellers has operated the Cadillac Dealership Business at any location other than the Real Property. As used herein, the term "HAZARDOUS MATERIALS" means any waste, pollutant, chemical, hazardous substance, toxic substance, hazardous waste, special waste, solid waste petroleum or petroleum-derived substance or waste, or any constituent or decomposition product of any such pollutant, material, substance or waste, regulated under or as defined by any Environmental Law.

(c) Neither the Company or the Sellers, nor any stockholder, director, officer, agent or employee of the Company or, to the knowledge of the Sellers, any other person or entity associated with or acting for or on behalf of the Company, has, directly or indirectly: made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person or entity, regardless of form, whether in money, property or services: (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company.

7.11 FIXTURES AND EQUIPMENT. The Fixtures and Equipment are in good condition, ordinary wear and tear excepted, and constitute all of the fixtures, machinery, equipment, furniture, signs and office equipment used or intended for use by the Company in the Cadillac Dealership Business.

7.12  CONTRACTS.

(a) Set forth on Schedule 7.12 hereto is a list or, where indicated, a brief description of all leases and all other contracts, agreements, documents, instruments, guarantees, plans, understandings or arrangements, written or oral, which are material to the Company or its business or assets (collectively, the "CONTRACTS"). True copies of all Contracts have been furnished to the Buyer.

(b) The Company has in all material respects performed all of its obligations required to be performed by it to the date hereof, and is not in default or alleged to be in default in any material respect, under any of the Contracts. There exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute a default under any of the Contracts. To the knowledge of the Sellers, no other party to any Contract is in default in any respect of any of its obligations thereunder. Each of the Contracts is valid and in full force and effect and enforceable against the Company in accordance with its terms, and, to the knowledge of the Sellers, enforceable against the other parties thereto in accordance with their respective terms. Except as set forth in Schedule 7.12 or Schedule 7.2 hereto, the consummation of the Merger will not require the consent of any party to any of the Contracts.

7.13 ADEQUACY OF ASSETS. The Assets, together with the Real Property, the Contracts, and the Company's cash and accounts receivable comprise all of the assets, properties and rights necessary for the Buyer to operate the Cadillac Dealership Business substantially in the manner operated by the Company prior to the Closing.

7.14 YEAR 2000. The Company has (i) initiated a review and assessment of all areas within its businesses and operations (including those affected by the Manufacturer, suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline as described on Schedule 7.14 for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan and timetable, except as set forth in said Schedule 7.14.

7.15 OWNERSHIP OF SHARES. Each Seller owns of record and beneficially the number of Shares set forth opposite such Seller's name on Exhibit A hereto. Each Seller has, and will have at the time of the Closing, good and valid title to the Shares to be sold by such Seller hereunder, free and clear of all Encumbrances.

7.16 RELATED PARTY TRANSACTIONS. There are no transactions between the Company and any of the Sellers or any entities directly or indirectly controlled by any of the Sellers including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any of the Sellers, or any such entity.

7.17 CAPITALIZATION. All of the Shares are duly authorized, validly issued, fully paid and non-assessable and are held by the Sellers in the amounts indicated on Exhibit A hereto. There are no preemptive rights, whether at law or otherwise, to purchase any of the securities of the Company, and there are no outstanding options, warrants, "phantom" stock plans, subscriptions, agreements, plans or other commitments pursuant to which the Company is or may become obligated to sell or issue any shares of its capital stock or any other debt or equity security, and there are no outstanding securities convertible into shares of such capital stock or any other debt or equity security.

7.18 SUBSIDIARIES AND INVESTMENTS. The Company does not own or maintain, directly or indirectly, any capital stock of or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity and does not have any commitment to contribute to the capital of, make loans to, or share in the losses of, any such entity.

7.19 REAL PROPERTY. Except for any Real Property which is being sold pursuant to either of the Real Property Purchase Agreements, the Company does not own or lease (as landlord or tenant) any real property including any land, buildings and improvements.

7.20 PATENTS; TRADEMARKS; TRADE NAMES; COPYRIGHTS; LICENSES, ETC.


(a) Except as set forth on Schedule 7.20 hereto, there are no patents, trademarks, trade names, service marks, service names and copyrights, and there are no applications therefor or licenses thereof, inventions, trade secrets, computer software, logos, slogans, proprietary processes and formulae or other proprietary information, know-how and intellectual property rights, whether patentable or unpatentable, that are owned or leased by the Company or used in the conduct of the Company's business. The Company is not a party to, and the Company pays no royalty to anyone under, any license or similar agreement. There is no existing claim, or, to the knowledge of the Sellers, any basis for any claim, against the Company that any of its operations, activities or products infringe the patents, trademarks, trade names, copyrights or other property rights of others or that the Company is wrongfully or otherwise using the property rights of others.

(b) The Company has the right to use the names "Williams Cadillac" in the State of Alabama and, to the knowledge of the Sellers, no person uses, or has the right to use, such name or any derivation thereof in connection with the manufacture, sale, marketing or distribution of products or services commonly associated with an automobile dealership.

7.21  CERTAIN LIABILITIES.

1. All accounts payable by the Company to third parties as of the date hereof arose in the ordinary course of business and none are delinquent or past- due.

(a) Schedule 7.21 hereto sets forth a list of all indebtedness of the Company, other than accounts payable, as of the close of business on the day preceding the date hereof, including, without limitation, money borrowed, indebtedness of the Company owed to stockholders and former stockholders, the deferred purchase price of assets, letters of credit and capitalized leases, indicating, in each case, the name or names of the lender, the date of maturity, the rate of interest, any prepayment penalties or premiums and the unpaid principal amount of such indebtedness as of such date.

7.22 POWERS OF ATTORNEY. There are no persons, firms, associations, corporations or business organizations or entities holding general or special powers of attorney from the Company.


7.23 BANK ACCOUNTS, CREDIT CARDS, SAFE DEPOSIT BOXES AND CELLULAR TELEPHONES.
Schedule 7.23 hereto lists all bank accounts, credit cards and safe deposit boxes in the name of, or controlled by, the Company, and all cellular telephones provided and/or paid for by the Company, and details about the persons having access to or authority over such accounts, credit cards, safe deposit boxes and cellular telephones.

7.24 INSURANCE.

(a) Schedule 7.24 hereto contains a list of all policies of liability, theft, fidelity, life, fire, product liability, workmen's compensation, health and any other insurance and bonds maintained by, or on behalf of, the Company on their respective properties, operations, inventories, assets, business or personnel (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims in excess of $5,000 thereunder). Each such insurance policy identified therein is and shall remain in full force and effect on and as of the Closing Date and the Company is not in default with respect to any provision contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion. The insurance maintained by, or on behalf of, the Company is adequate in accordance with the standards of business of comparable size in the industry in which the Company operates and no notice of cancellation or termination has been received with respect to any such policy. The Company has not, during the last three (3) fiscal years, been denied or had revoked or rescinded any policy of insurance.

(b) Set forth on Schedule 7.24 hereto is a summary of information pertaining to material property damage and personal injury claims in excess of $5,000 against the Company during the past five (5) years, all of which are fully satisfied or are being defended by the insurance carrier and involve no exposure to the Company.

7.25 WARRANTIES. Set forth on Schedule 7.25 hereto are descriptions or copies of the forms of all express warranties and disclaimers of warranty made by the Company (separate and distinct from any applicable manufacturers', suppliers' or other third-parties' warranties or disclaimers of warranties) during the past five (5) years to customers or users of the vehicles, parts, products or services of the Company. There have been no breach of warranty or breach of representation claims against the Company during the past five (5) years which have resulted in any cost, expenditure or exposure to the Company of more than $50,000 individually or in the aggregate.

7.26 SUPPLIERS AND CUSTOMERS. The Company is not required to provide bonding or any other security arrangements in connection with any transactions with any of its respective customers and suppliers. To the knowledge of the Sellers, no such supplier, customer or creditor intends or has threatened, or reasonably could be expected, to terminate or modify any of its relationships with the Company.

7.27 MISSTATEMENTS AND OMISSIONS. No representation or warranty made by the Sellers or the Stockholders in this Agreement, and no statement contained in any agreement, instrument, certificate or schedule furnished or to be furnished by any Seller pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.

                                  ARTICLE VIII.

                 CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS



     The obligations of the Buyer to perform this Agreement at the Closing are subject to the following conditions precedent which shall be fully satisfied at or before the Closing, unless waived in writing by the Buyer:

8.1 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Sellers herein contained shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and the Buyer shall have received a certificate from of each of the Sellers, dated the Closing Date, to such effect.

8.2 COMPLIANCE WITH AGREEMENTS. Each of the agreements or obligations required by this Agreement to be performed or complied with by the Company or the Sellers at or before the Closing shall have been duly performed or complied with, and the Buyer shall have received a certificate from each of the Sellers, dated the Closing Date, to such effect.

8.3 NO LITIGATION. No action, suit or proceeding shall have been instituted by a governmental agency or any other third party (a) to prohibit or restrain the transactions contemplated by this Agreement or otherwise challenge the power and authority of the parties to enter into this Agreement or to carry out their obligations hereunder or the legality or validity of the transactions contemplated by this Agreement, or (b) which would have a materially adverse effect on the conduct of an automobile dealership business by the Buyer at any of the Real Property.

8.4 INVENTORY. The Inventory and Used Vehicle valuations shall have been completed to the reasonable satisfaction of the Buyer.

8.5 CORPORATE ORGANIZATION; ENCUMBRANCES; ESTOPPEL LETTERS; ETC. The Sellers shall have furnished to the Buyer:

(a) certificates dated as of a recent date from the Secretary of State of the State of Alabama to the effect that the Company is duly incorporated and in good standing in such state and stating that the Company owes no franchise taxes in such state and listing all documents of the Company on file with said Secretary of State;

(b) a copy of the Articles of Incorporation of the Company, including all amendments thereto, certified as of a recent date by the Secretary of State of the State of Alabama;

(c) evidence, reasonably satisfactory to the Buyer, of the authority and incumbency of the persons acting on behalf of the Company in connection with the execution of any document delivered in connection with this Agreement;

(d) Uniform Commercial Code Search Reports on Form UCC- 11 with respect to the Company from the states and local jurisdictions where the principal place of business of the Company and its assets are located;

(e) the corporate minute books and stock record books of the Company, and all other books and records of, or pertaining to, the businesses and operations of the Company;

(f) estoppel letters of lenders to the Company, in form and substance reasonably satisfactory to the Buyer, with respect to amounts owing by the Company as of the Closing; and

(g) such other instruments and documents as the Buyer shall reasonably request not inconsistent with the provisions hereof.

8.6 BOARD RESOLUTIONS. The Company shall have furnished to the Buyer a copy of the resolutions duly adopted by the Company's Board of Directors and stockholders authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by an authorized officer of the Company as of the Closing Date.

8.7 NO DAMAGE. As of the Closing Date, there shall not have been any fire, accident or other casualty or any labor disturbance, civil commotion, riot, act of God or the public enemy, or any change in the Cadillac Dealership Business or the Assets or which would have a material adverse effect on the conduct of an automobile dealership business using the Assets at any of the Real Property or which would interfere with the use by the Buyer of such Assets in connection with the conduct of an automobile dealership business at any of the Real Property.

8.8 MOTOR VEHICLE LICENSES. The Buyer shall have been licensed as a Motor Vehicle Dealer under applicable Alabama motor vehicle dealer registration laws and shall have obtained all other authorizations, consents, licenses and permits from applicable governmental agencies having or asserting jurisdiction, which the Buyer deems necessary or appropriate to conduct business as an automobile dealer at the Real Property.

8.9 CONSENT AND APPROVALS. The Sellers shall have obtained all other authorizations, consents and approvals from third persons and entities as are
(a) contemplated by Schedules 7.2 and 7.12 hereto, or (b) otherwise required to consummate the transactions contemplated by this Agreement.

8.10 CERTIFICATES OF ORIGIN, ETC. The Company shall have transferred to the Buyer certificates of title or origin for all New Vehicles, Demonstrators and Used

Vehicles, and all of their respective registration lists, owner follow-up lists and service files on hand as of the Closing Date with respect to the Cadillac Dealership Business.

8.11 APPRAISAL/DISSENTERS' RIGHTS. No holder of capital stock of the Company shall have any appraisal or dissenters' rights under applicable law.

8.12 [INTENTIONALLY LEFT BLANK]

8.13 MANUFACTURER APPROVAL. The Manufacturer shall have approved the transfer of the Shares to the Buyer and shall have given any required approval of the Buyer or the Buyer's affiliate as an authorized dealer at each parcel of the Real Property and O. Bruton Smith or O. Bruton Smith's designee, as the authorized Dealer Operator, and the Manufacturer shall have executed a Dealer Agreement on terms reasonably satisfactory to the Buyer.

8.14 OTHER BASIC AGREEMENTS. All conditions to Buyer's obligations under the Other Basic Agreements shall have been satisfied or fulfilled unless waived in writing by the Buyer hereunder.

8.15 OPINION OF COUNSEL. The Buyer shall have received an opinion of Williams & Ledbetter counsel to the Sellers and the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Buyer and its counsel.

8.16 NON-COMPETITION AGREEMENT AND EMPLOYMENT AGREEMENTS. The Buyer shall have received the Non-Competition Agreement and the Employment Agreements, duly executed by the relevant parties thereto.

8.17      [INTENTIONALLY LEFT BLANK]

8.18 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change or development in the business, prospects, properties, earnings, results of operations or financial condition of the Company or any of the Assets.

8.19 FORMS SATISFACTORY. The form of all instruments, certificates and documents to be executed and delivered by the Sellers to the Buyer pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Buyer and its counsel, none of whose approval shall be unreasonably withheld or delayed.

8.20 HSR ACT. All applicable waiting periods under the HSR Act (as defined in Section 10.13 hereof) shall have expired without any indication by the Antitrust Division or the FTC (each as defined in Section 10.13 hereof) that either of them intends to challenge the transactions contemplated hereby or, if any such challenge or investigation is made or commenced, the conclusion of such challenge or investigation permits the transactions contemplated hereby in all material respects.

8.21 AUDITED FINANCIAL STATEMENTS OF BUYER. The Buyer shall have completed preparation of such audited financial statements of the Company as may be required by applicable regulations of the Securities and Exchange Commission or by the Buyer's lenders.


                                      ARTICLE IX

                   CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS

     The obligations of the Sellers to perform this Agreement at the Closing are subject to the following conditions precedent which shall be fully satisfied on or before the Closing, unless waived in writing by the Sellers' Agent:

9.1 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Buyer herein contained shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and the Sellers shall have received a certificate from the President or a Vice President of the Buyer, dated the Closing Date, to such effect.

9.2 COMPLIANCE WITH AGREEMENTS. Each of the agreements or obligations required by this Agreement to be performed or complied with by the Buyer at or before the Closing shall have been duly performed or complied with, and the Sellers shall have received a certificate from the President or a Vice President of the Buyer, dated the Closing Date, to such effect.

9.3 NO LITIGATION. No action, suit or proceeding shall have been instituted by a governmental agency or any third party to prohibit or restrain the transactions contemplated by this Agreement or otherwise challenge the power and authority of the parties to enter into this Agreement or to carry out their obligations hereunder or the legality or validity of the transactions contemplated by this Agreement.

9.4 INVENTORY. The Inventory and Used Vehicle valuations shall have been completed to the reasonable satisfaction of the Sellers' Agent.

9.5 CORPORATE ORGANIZATION; BOARD RESOLUTIONS. The Buyer shall have furnished the Sellers:

        (a) a copy of the resolutions duly adopted by the Board of Directors of the Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by an officer of the Buyer as of the Closing Date;

        (b) certificates dated as of a recent date from the Secretary of State of the State of Delaware to the effect that the Buyer is duly incorporated and in good standing in such State;

        (c) certificates dated as of a recent date from the Secretary of State of the State of Alabama to the effect that the Sub is duly incorporated and in good standing in such State;

        (d) a copy of the Buyer's Certificate of Incorporation, including all amendments thereto, certified by the Secretary of State of the State of Delaware;


        (e) a copy of the Sub's Articles of Incorporation, including all amendments thereto, certified by the Secretary of State of the State of Alabama;

        (f) evidence, reasonably satisfactory to the Sellers, of the authority and incumbency of the persons acting on behalf of the Buyer in connection with the execution of any document delivered in connection with this Agreement; and

        (g) such other instruments and documents as the Sellers shall reasonably request not inconsistent with the provisions hereof.

9.6 BASIC MERGER CONSIDERATION. The Buyer shall have tendered to the Sellers the Basic Merger Consideration.

9.7 OTHER BASIC AGREEMENTS. All conditions to the obligations of the parties other than the Buyer or its assignee under the Other Basic Agreements shall have been satisfied or fulfilled, unless waived in writing by the Sellers' Agent.

9.8 OPINION OF COUNSEL. The Sellers shall have received an opinion of Parker, Poe, Adams & Bernstein L.L.P., counsel to the Buyer, dated the Closing Date, in form and substance reasonably satisfactory to the Sellers and their counsel.

9.9 FORMS SATISFACTORY. The form of all certificates, instruments and documents to be executed and/or delivered by the Buyer to the Sellers pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Sellers and its counsel, none of whose approval shall be unreasonably withheld or delayed.

9.10 EMPLOYMENT AGREEMENTS. The Sellers' Agent shall have received the Employment Agreement with Thomas P. Williams, Sr., duly executed by the Buyer, and the Buyer shall have offered employment to each of Thomas P. Williams, Jr. and Charles Clark Williams pursuant to the Employment Agreements in the form of Exhibits D-2 and D-3, respectively, to the Amended Asset Purchase Agreement.

9.11 HSR ACT. All applicable waiting periods under the HSR Act shall have expired without any indication by the Antitrust Division or the FTC that either of them intends to challenge the transactions contemplated hereby, or, if any such challenge or investigation is made or commenced, the conclusion of such challenge or investigation permits the transactions contemplated hereby in all material respects.


                                       ARTICLE X

                               COVENANTS AND AGREEMENTS

10.1 FURTHER ASSURANCES. Each of the Sellers agrees that it will, at any time and from time to time, after the Closing, upon request of the Buyer, do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to convey and transfer to and vest in the Buyer and protect its rights, title and interest in and enjoyment of all the Assets.

10.2 SATISFACTION OF CLOSING CONDITIONS. The parties hereto shall use their reasonable best efforts to obtain, and to cooperate with each other in obtaining, all authorizations, approvals, licenses, permits and other consents contemplated by Articles VIII and IX.

10.3 OPERATION OF THE BUSINESSES. During the period from the date of this Agreement through the Closing Date, the Company will conduct, and the Sellers will use their best reasonable efforts to cause the Company to conduct, the operation of the Cadillac Dealership Business in the ordinary course and in accordance with past practices.

10.4 ACCESS. From the date hereof until the Closing, each of the Sellers shall afford to the Buyer, its attorneys, accountants and such other representatives of the Buyer as the Buyer shall designate to such Seller, free and full access at all reasonable times, and upon reasonable prior notice, to the Assets and the properties, books and records of the Company, and to interview personnel, suppliers and customers of the Company, in order that the Buyer may have full opportunity to make such due diligence investigation as it shall reasonably desire of the Assets and the Cadillac Dealership Business.

10.5 ENVIRONMENTAL AUDIT. In connection with the Buyer's due diligence investigation, the Company and the Sellers shall allow an environmental consulting firm selected by the Buyer (the "ENVIRONMENTAL AUDITOR") to have prompt access to the Real Property in order to conduct an environmental investigation, satisfactory to the Buyer in scope (such scope being sufficient to result in a Phase I environmental audit report and a Phase II environmental audit report, if desired by the Buyer), of, and to prepare a report with respect to, the Real Property (the "ENVIRONMENTAL AUDIT"). The Company and each of the Sellers shall provide to the Environmental Auditor: (i) reasonable access to all of the Company's existing records concerning the matters which are the subject of the Environmental Audit; and (ii) reasonable access to the employees of the Company and the last known addresses of former employees of the Company who are most familiar with the matters which are the subject of the Environmental Audit (each Seller agreeing to use reasonable efforts to have such former employees respond to any reasonable requests or inquiries by the Environmental Auditor). The Company and the Sellers shall otherwise cooperate with the Environmental Auditor in connection with the Environmental Audit. The Buyer, on the one hand, and the Sellers, on the other hand, shall each bear 50% of the costs, fees and expenses in connection with the Environmental Audit. To the extent that the Environmental Auditor shall conduct a Phase II environmental audit, the Buyer's selection of the Environmental Auditor must be reasonably acceptable to the Sellers.

10.6 INDEMNIFICATION BY SELLERS. All representations and warranties of the Sellers contained herein, or in any agreement, certificate or document executed by the respective Sellers in connection herewith, shall survive the Closing. All information contained in any Schedule furnished hereunder by the Sellers or the Sellers' Agent shall be deemed a representation and warranty by the Sellers made in this Agreement as to the accuracy of such information. The Sellers, jointly and severally, agree to indemnify and hold harmless the Buyer and its stockholders, officers, directors, employees and agents, and their respective successors and assignees, from and against any and all losses, liabilities, obligations, assessments, suits, actions, proceedings, claims or demands, including costs, expenses and fees (including reasonable attorneys' fees and expert witness fees) incurred in connection therewith, suffered by any of them or asserted against any of them or the Assets, arising out of or based upon (a) the failure of any representation or warranty of the Sellers contained herein, or in any agreement, certificate or document executed by any Seller in connection herewith, to be true and correct, (b) the breach of any covenant or agreement of any Seller contained in this Agreement or in any agreement, instrument or document executed by any Seller in connection herewith, or (c) any arrangements or agreements made or alleged to have been made by the Company or the Sellers with any broker, finder or other agent in connection with the transactions contemplated hereby.

10.7 INDEMNIFICATION BY BUYER. All representations and warranties of the Buyer contained herein or in any agreement, certificate or document executed by the

Buyer in connection herewith, shall survive the Closing. All information contained in any Schedule furnished hereunder by the Buyer shall be deemed a representation and warranty by the Buyer made in this Agreement as to the accuracy of such information. The Buyer agrees to indemnify and hold harmless each of the Sellers and their respective successors and assignees, from and against any and all losses, liabilities, obligations, assessments, suits, actions, proceedings, claims or demands, including costs, expenses and fees (including reasonable attorneys' fees and expert witness fees) incurred in connection therewith, suffered by any of them, or asserted against any of them, arising out of or based upon (a) the failure of any representation or warranty of the Buyer contained herein, or in any agreement, certificate or document executed by the Buyer in connection herewith, to be true and correct, (b) the breach of any covenant or agreement of the Buyer contained in this Agreement or in any agreement, instrument or document executed by the Buyer in connection herewith, or (c) any arrangements or agreements made or alleged to have been made by the Buyer with any broker, finder or other agent in connection with the transactions contemplated hereby.

10.8 CERTAIN TAXES. Personal property, use and intangible taxes and assessments with respect to the Assets shall be prorated on a per diem basis and apportioned between the Sellers and the Buyer as of the date of the Closing. The Sellers shall be liable for that portion of such taxes and assessments relating to, or arising in respect of, periods on or prior to the Closing Date, and the Buyer shall be liable for that portion of such taxes and assessments relating to, or arising in respect of, any period after the Closing Date. Any sales, use, transfer, intangible, excise, stamp or other taxes attributable to the sale or transfer of the Shares to the Buyer hereunder shall be paid by the Sellers.

10.9 NO PUBLICITY. Except as may be required by law or the rules of the New
York Stock Exchange or as necessary in connection with the transactions contemplated hereby, no party hereto shall (a) make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior approval of the other parties hereto or (b) otherwise disclose the existence and nature of negotiations regarding the transactions contemplated hereby to any person or entity other than such party's accountants, attorneys, agents and representatives, all of whom shall be subject to this nondisclosure obligation as agents of such party. The parties shall cooperate with each other in the preparation and dissemination of any public announcements of the transactions contemplated by this Agreement.

10.10 NO NEGOTIATIONS OR DISCUSSIONS. Neither the Company nor any of the
Sellers shall pursue, initiate, encourage or engage in, any negotiations or discussions with, or provide any information to, any person or entity (other than the Buyer and its representatives and affiliates) regarding the sale or possible sale to any such person or entity of any of the Assets or capital stock of the Company or any merger or consolidation or similar transaction involving the Company.

10.11 MANUFACTURER. The Sellers shall promptly notify the Manufacturer regarding the transactions contemplated by this Agreement. The Buyer shall promptly apply to the Manufacturer for, or cause an affiliate of the Buyer to apply to the Manufacturer for, the issuance of franchises to operate the respective automobile dealerships upon the Real Property. The Sellers shall fully cooperate with the Buyer, and take all reasonable steps to assist the Buyer, in the Buyer's efforts to obtain its own Dealer Sales and Service Agreement with the Manufacturer.

10.12     [INTENTIONALLY LEFT BLANK].

10.13 HSR ACT COMPLIANCE. Subject to the determination by the Buyer that any of the following actions is not required, the Sellers and the Buyer shall promptly prepare and file Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION") and respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

10.14 BUYER'S FINANCIAL STATEMENTS. The Sellers shall allow, cooperate with and assist the Buyer's accountants, and shall instruct the Sellers' accountants to cooperate, in the preparation of audited financial statements of the Sellers as necessary for any required filings by the Buyer with the Securities and Exchange Commission or with the Buyer's lenders; provided, however, that the expense of such audit shall be borne by the Buyer.

10.15 TERMINATION.

        (a) Notwithstanding any other provision herein contained to the contrary, this Agreement may be terminated at any time prior to the Closing
Date:

               (i)    By written consent of the Buyer and the Sellers' Agent;

               (ii) By the Buyer prior to the Closing Date Deadline (as the same may have been extended pursuant to Article I hereof) in the event of any breach by the Sellers of any of their respective material representations, warranties, covenants or agreements contained herein;

               (iii) By the Seller's Agent prior to the Closing Date Deadline (as the same may have been extended pursuant to Article I hereof) in the event of any breach by the Buyer of any of its material representations, warranties, covenants or agreements contained herein;

               (iv) At any time after the Closing Date Deadline (as the same may have been extended pursuant to Article I hereof), by written notice by the Buyer or the Sellers' Agent to the other party(ies) hereto if the Closing shall not have been completed on or before the Closing Date Deadline (as the same may have been extended pursuant to Article I hereof);

               (v) By the Buyer if, after any initial HSR Act filing, the FTC makes a "second request" for information, or the FTC or the Antitrust Division challenges the transactions contemplated hereby; provided that the Buyer delivers a written notice to the Sellers of its termination hereunder within 30 days of the Buyer's receipt of such second request or of notice of such challenge;

               (vi) By the Buyer not later than thirty (30) days after all due diligence materials described on Schedule 10.15 have been furnished to the Buyer by the Sellers, if the Buyer is not satisfied, in its sole discretion, with the results of the Buyer's due diligence investigation;

               (vii) Subject to the last paragraph of this Section 10.15(a), by the Buyer, by written notice to the Sellers' Agent, in the event that approval by the Manufacturer of the transactions contemplated by this Agreement is not received prior to the Closing Date Deadline (as the same may have been extended pursuant to Article I hereof); or

               (viii) Subject to the last paragraph of this Section 10.15(a), by the Buyer, by written notice to the Sellers' Agent, in the event that the Manufacturer shall exercise any right of first refusal, preemptive right or other similar right, with respect to any of the Assets;

provided, however, no party may terminate this Agreement pursuant to clauses
(ii), (iii) or (iv) above if such party is in breach of any material representation, warranty, covenant or agreement of such party contained in this Agreement.

        (b) In the event of termination of this Agreement pursuant to Section 10.15(a), this Agreement shall be of no further force or effect; provided, however, that any termination pursuant to Section 10.15(a) shall not relieve (a) the Buyer of any liability under Section 10.15(c) below, (b) the Sellers of any liability under Section 2.5 above or Section 10.15(d) below, or (c) subject to
Section 10.15(e) below, any party hereto of any liability for breach of any representation and warranty, covenant or agreement hereunder occurring prior to such termination. In addition, in the event of any such termination, all filings, applications and other submissions made pursuant to this Agreement or prior to the execution of this Agreement in contemplation thereof shall, to the extent practicable, be withdrawn from the agency or other entity to which made.

        (c) If this Agreement is terminated by the Sellers' Agent pursuant to
Section 10.15(a)(iv) above and the failure to complete the Closing on or before the Closing Date Deadline shall have been due to the Buyer's breach of its material representations and warranties or its material covenants or agreements under this Agreement, then the Buyer shall, within ten (10) days after receipt of demand of the Sellers, promptly pay to the Sellers in immediately available funds, as liquidated damages for the loss of the transaction, a termination fee of $1,000,000 (the "BUYER'S TERMINATION FEE"); provided, however, the obligation to pay such Termination Fee shall be reduced to the extent a similar Termination Fee is paid under Section 10.15 of the Amended Asset Purchase Agreement.

        (d) If this Agreement is terminated by the Buyer pursuant to Section 10.15(a)(iv) above and the failure to complete the Closing on or before the Closing Date Deadline shall have been due to the Sellers' breach of any of their material representations and warranties or any of their material covenants or agreements under this Agreement, then the Sellers, jointly and severally, shall, within ten (10) days after receipt of demand of the Buyer, promptly pay to the Buyer in immediately available funds, as liquidated damages for the loss of the transaction, a termination fee of $1,000,000 (the "SELLERS' TERMINATION FEE"); provided, however, the obligation to pay such Termination Fee shall be reduced to the extent a similar Termination Fee is paid under Section 10.15 of the Amended Asset Purchase Agreement.

        (e) In the case of termination of this Agreement pursuant to Section 10.15(a)(iv) hereof, the rights of the terminating party to be paid the Sellers' Termination Fee or the Buyer's Termination Fee, as the case may be, shall be the respective parties' sole and exclusive remedies for damages; in the event of such termination by either party, such party shall have no right to equitable relief for any breach or alleged breach of this Agreement, other than for specific performance for the payment of the Sellers' Termination Fee or the Buyer's Termination Fee, as the case may be. Nothing contained in this Agreement shall prevent any party from electing not to exercise any right it may have to terminate this Agreement and, instead, seeking any equitable relief (including specific performance) to which it would otherwise be entitled in the event of breach by any other party hereto.

                                      ARTICLE XI

                                     MISCELLANEOUS

11.1 ASSIGNMENT. Except as provided in this Section, this Agreement shall not be assignable by any party hereto without the prior written consent of the other parties. The Buyer may assign this Agreement, without the consent of the other parties hereto, to a corporation, partnership or limited liability company controlled by the Buyer, including a corporation, partnership or limited liability company to be formed at any time prior to the Closing Date, and to any person or entity who shall acquire all or substantially all of the assets of the Buyer or of such corporation, partnership or limited liabilities company controlled by the Buyer (including any such acquisition by merger or consolidation); provided said assignment shall be in writing and the assignee shall assume all obligations of the Buyer hereunder, whereupon the assignee shall be substituted in lieu of the Buyer named herein for all purposes, provided, however, that the Buyer originally named herein shall continue to be liable with respect to its obligations hereunder. The Buyer may assign this Agreement, without the consent of the other parties hereto, as collateral security, and the other parties hereto agree to execute and deliver any acknowledgment of such assignment by the Buyer as may be required by any lender to the Buyer.

11.2 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of North Carolina.

11.3 ACCOUNTING MATTERS. All accounting matters required or contemplated by this Agreement shall be in accordance with generally accepted accounting principles ("GAAP").

11.4 FEES AND EXPENSES. Except as otherwise specifically provided in this Agreement, each of the parties hereto shall be responsible for the payment of such party's fees, costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated hereby.

11.5 AMENDMENT; MERGER CLAUSE. This Agreement, including the schedules and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement may not be amended except by a writing executed by all of the parties hereto. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

11.6 WAIVER. To the extent permitted by applicable law, no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party. Any waiver by a party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement. Neither the failure nor any delay by any party hereto in exercising any right or power under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right or power, and no single or partial exercise of any such right or power will preclude any other or further exercise of such right or power or the exercise of any other right or power.

11.7 NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be given in writing and shall be delivered personally or sent by facsimile or by a nationally recognized overnight courier, postage prepaid, and shall be deemed to have been duly given when so delivered personally or by confirmed facsimile or one (1) business day after the date of deposit with such nationally recognized overnight courier. All such notices, claims, certificates, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below or to such other address as the person to whom notice is to be given may have furnished to the others in writing in accordance herewith.

                      If to the Buyer, to:

                      Sonic Automotive, Inc.
                      5401 E. Independence Boulevard
                      Charlotte, North Carolina 28212
                      Telecopy No.:  (704) 563-5116
                      Attention: Theodore M. Wright, Chief Financial Officer

                      With a copy to:

                      Parker, Poe, Adams & Bernstein L.L.P.
                      2500 Charlotte Plaza
                      Charlotte, North Carolina 28244
                      Telecopy No.:  (704) 334-4706
                      Attention:  Edward W. Wellman, Jr.

                      If to the Sellers, to:

                      Mr. Thomas P. Williams, Sr.
                      Tom Williams Automotive Group
                      401 South 20th Street
                      Birmingham, Alabama 35205

                      With a copy to:

                      Williams & Ledbetter
                      2140 Eleventh Avenue South, Suite 410
                      The Park Building
                      Birmingham, Alabama 35205
                      Attn: C. Crawford Williams, Jr., Esq.

11.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts. Each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

11.9 SELLERS' KNOWLEDGE. Whenever any representation or warranty of the Sellers contained herein or in any other document executed and delivered in connection herewith is based upon the knowledge of the Sellers, (a) such knowledge shall be deemed to include (i) the best actual knowledge, information and belief of any of the Sellers, and (ii) any information which any Seller would reasonably be expected to be aware of in the prudent discharge of his or her duties in the ordinary course of business (including consultation with legal counsel) on behalf of the Company, and (ii) the knowledge of any Seller shall be deemed to be the knowledge of all of the Sellers.

11.10 ARBITRATION.
        (a) Any dispute, claim or controversy arising out of or relating to this Agreement or the interpretation or breach hereof shall be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA RULES") to the extent such AAA Rules are not inconsistent with this Agreement. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be. The demand for arbitration shall be made by any party hereto within a reasonable time after the claim, dispute or other matter in question has arisen, and in any event shall not be made after the date when institution of legal proceedings, based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations. The arbitration panel shall consist of three
(3) arbitrators, one of whom shall be appointed by each of the Buyer and the Sellers within thirty (30) days after any request for arbitration hereunder. The two arbitrators thus appointed shall choose the third arbitrator within thirty
(30) days after their appointment; provided, however, that if the two arbitrators are unable to agree on the appointment of the third arbitrator within 30 days after their appointment, either arbitrator may petition the American Arbitration Association to make the appointment. The place of arbitration shall be Atlanta, Georgia. The arbitrators shall be instructed to render their decision within sixty (60) days after their selection and to allocate all costs and expenses of such arbitration (including legal and accounting fees and expenses of the respective parties) to the parties in the proportions that reflect their relative success on the merits (including the successful assertion of any defenses).

        (b) Nothing contained in this Section 11.10 shall prevent any party hereto from seeking any equitable relief to which it would otherwise be entitled from a court of competent jurisdiction.

11.11 SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. Subject to
Section 11.1 hereof, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any employee of the Sellers, or any other person, firm, corporation or legal entity, other than the parties hereto and their successors and permitted assigns, any rights, remedies or other benefits under or by reason of this Agreement.

11.12 HEADINGS. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.13 SEVERABILITY. In the event that any provision, or part thereof, of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or parts thereof, shall not in any way be affected or impaired thereby.

11.14 CERTAIN TAX RETURNS. The Sellers shall cooperate with and provide assistance to the Buyer and the Surviving Company in connection with the preparation and filing of all federal, state, local and foreign income tax returns which relate to the Surviving Company and to periods prior to Closing but which are not required to be filed until after the Closing.

11.15 REGARDING THE COMPANY'S NAME. Any references to the Company as
"Williams Cadillac, Inc." in the other agreements, certificates, documents and instruments executed and delivered in connection with the transactions contemplated by this Agreement and the Amended Asset Purchase Agreement shall be deemed references to the Company under its current name, which is "Williams Cadillac Company, Inc."


                             [SIGNATURES ARE ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

          THE BUYER:                       SONIC AUTOMOTIVE, INC.


                                           By: /s/ B. Scott Smith
                                           -------------------------------------
                                           Name: B. Scott Smith
                                           Title: President



          THE COMPANY:                     WILLIAMS CADILLAC COMPANY, INC.


                                           By: /s/ Thomas P. Williams
                                           -------------------------------------
                                           Name: Thomas P. Williams, Sr.
                                           Title: President



          THE SELLERS:                     /s/ Thomas P. Williams         (SEAL)
                                           -------------------------------------
                                           Thomas P. Williams, Sr.


                                            /s/ Thomas P. Williams        (SEAL)
                                           -------------------------------------
                                           Thomas P. Williams, Jr.


                                            /s/ Charles Clark Williams    (SEAL)
                                           -------------------------------------
                                           Charles Clark Williams


                                           /s/ Catherine D. Ward          (SEAL)
                                           -------------------------------------
                                           Catherine D. Ward